Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of our report dated February 27, 2026, relating to the financial statements of QXO Building Products, Inc. for the period from January 1, 2025 through April 28, 2025, appearing in the Annual Report on Form 10-K of QXO, Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona

July 1, 2026